Exhibit 99.1

NEWS RELEASE

Visa Inc. Announces Results of Stockholder Vote

SAN FRANCISCO, CA, October 14, 2008 – Visa Inc. (NYSE:V) today held its meeting of stockholders in San Francisco, California.

The Company is pleased to announce that the proposal to amend and restate its certificate of incorporation to eliminate unnecessary provisions and synchronize the directors’ terms with the Company’s annual meeting schedule was approved by a majority vote of the stockholders of each class and series of the Company’s common stock.

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About Visa: Visa operates the world's largest retail electronic payments network providing processing services and payment product platforms. This includes consumer credit, debit, prepaid and commercial payments, which are offered under the Visa, Visa Electron, Interlink and PLUS brands. Visa enjoys unsurpassed acceptance around the world and Visa/PLUS is one of the world's largest global ATM networks, offering cash access in local currency in more than 170 countries. For more information, visit www.corporate.visa.com

Contacts:

Victoria Hyde-Dunn, Investor Relations

Visa Inc.

Tel: +1 415 932 2213

E-mail: ir@visa.com

Paul Cohen, Media Relations

Visa Inc.

Tel: +1 415 932 2564

E-mail: globalmedia@visa.com